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                              PROMISSORY NOTE
                              ---------------

                               NAVIDEC, INC.

                       9.75% UNSECURED SUBORDINATED
                              PROMISSORY NOTE


$70,000                                                     As of August 6, 1996
                                                            Denver, Colorado

     FOR VALUE RECEIVED, NAVIDEC, Inc., a Colorado corporation (the
"Payor"), having its executive office and principal place of business at 14 Inverness Drive, Building F, Suite 116, Englewood, CO 80112, hereby promises to pay to Ralph Armijo (the "Payee"), having an address at 2918 E. Geddes Ave. Littleton, CO 80122 four payments of interest only beginning on September 1, 1996 and payable on the first of each month there after, and one payment of principal plus interest on December 31, 1996, at the Payee's address set forth above or at such other place as the Payee shall hereafter specify in writing. This Note may be repaid, in whole or in part, at any time prior to the Maturity Date without penalty.

         1.0. In no event shall the Payee be entitled to receive interest, however characterized and including other consideration received in connection with this Note, at an effective rate in excess of the maximum rate permitted by law. In the event that a court of competent jurisdiction shall determine that such amounts paid or agreed to be paid by the Payor in connection with this Note causes the effective interest rate on this Note to exceed the maximum rate permitted by law, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Note equal to the maximum rate permitted by law over the term hereof, and, in such event, the Payee shall either apply to the reduction of the unpaid principal balance of this Note any amounts received by it deemed to constitute excessive interest or refund such excess to Payor.

     2.  REPLACEMENT OF NOTE.

         2.1. In case this Note is mutilated, destroyed, lost or stolen, the Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, the Payee shall furnish to the Payor indemnity reasonably satisfactory to the Payor, and in any such case, and in the case of mutilation, the Payee shall also furnish to the Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and the date of this Note.

         2.2. Every Note issued pursuant to the provisions of Section 3.1 hereof in substitution for this Note, shall constitute an additional contractual obligation of the Payor, whether or not this Note shall be found at any time, or be enforceable by anyone.

     3. EVENTS OF DEFAULT. If any of the following conditions, events or acts shall occur,


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this Note shall become immediately due and payable:

         3.1. The dissolution of the Payor or any vote in favor thereof by the Board of Directors and stockholders of the Company; or

         3.2. The Payor's insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or the commencement against the Payor of any such proceeding or filing against the Payor of any such application or petition, which proceeding, application or petition is not dismissed or withdrawn within thirty (30) days of commencement or filing as the case may be; or

         3.3. The failure by the Payor to make any payment of any amount of principal on, or accrued interest under, this Note, or any of the Notes offered pursuant to the Memorandum as and when the same shall become due and payable; or

         3.4. The sale by the Payor of all or substantially all of its assets (other than the sale of inventory in the ordinary course of business), or the merger or consolidation by the Payor with or into another corporation, except for mergers or consolidations where the Payor is the surviving entity or where the surviving entity expressly accepts and assumes all of the obligations of the Payor under all of the Offering Notes; or

         3.5. The commencement of a proceeding to foreclose the security interest or lien in any property or assets to satisfy the security interest or lien therein of any secured creditor of the Payor whose debt is in excess of $100,000; or

         3.6. The entry of a final judgment for the payment of money in excess of $100,000 by a court of competent jurisdiction against the Payor, which judgment the Payor shall not discharge (or provide for such discharge) in accordance with its terms within thirty (30) days of the date of entry thereof, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof and, within such thirty (30) day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         3.7. Any attachment or levy, or the issuance of any note of eviction against the assets or properties of the Payor involving an amount in excess of $100,000, which attachment, levy or issuance is not dismissed, bonded, or otherwise terminated within thirty (30) days of the effectiveness of such attachment, levy or issuance; or

         3.8. The default in the due observance or performance of any material covenant, condition or agreement on the part of the Payor to be observed or performed pursuant to the terms of this Note, and such default shall continue uncured for thirty (30) days after written notice thereof, specifying such default, shall have been given to the Payor by the holder of the Note; then, in any such event and at any time thereafter (and, in the case of an event described in Subsection 3.5 or a default in payment of accrued interest and/or principal as described in


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Subsection 3.3, upon 30 days written notice), while such event is continuing, the Payee shall have the right to declare an event of default hereunder ("Event of Default"), provided that upon the occurrence of an event described in Subsections 3.1 or 3.2 such event shall be deemed to be an Event of Default hereunder whether or not the Payee makes such a declaration (an "Automatic Default"), and the indebtedness evidenced by this Note shall immediately upon such declaration or Automatic Default become due and payable, both as to principal and interest, without presentation, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

     4.0. SUITS FOR ENFORCEMENT AND REMEDIES. If any one or more defaults shall occur and be continuing, the Payee may proceed to protect and enforce such Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Payee of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     5.  UNCONDITIONAL OBLIGATION: FEES; WAIVERS; OTHER.

         5.1. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

         5.2. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy.

         5.3. This Note may not be modified except by a writing duly executed by the Payor and the Payee.

         5.4. The Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Payee had or is existing as security for any amount called for hereunder.

         5.5. The Payor shall bear all of its expenses, including attorneys' fees incurred in connection with the preparation of this Note.


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     6.  SUBORDINATION.  The payment of principal and interest on this Note shall be (i) subordinate in payment and right of payment to the payment or provision for payment in full of all other indebtedness (a) for money borrowed, except with respect to money borrowed from affiliates of the Payor or (b) evidenced by a note, debenture or similar instrument, in either case whether now or hereafter incurred by the Payor in the ordinary course of its business, and (ii) shall rank PARI PASSU with all other Notes and all other unsecured indebtedness not falling within the description set forth in clause
(i).

                                       NAVIDEC, INC.


                                       By:     /s/ Ralph Armijo
                                           _________________________
                                            Ralph Armijo, President


ATTEST:


/s/ Pat Mawhinney
_________________________
Pat Mawhinney
Chief Financial Officer